Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 3527 pr@benefitfocus.com

Dennis B. Story to Join Benefitfocus as Chief Financial Officer

Story brings to Benefitfocus more than 30 years of financial leadership experience at both public and privately held companies.

Charleston, S.C. – April 27, 2016 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits management software, today announced that Dennis B. Story will join the company as chief financial officer effective July 1, 2016. Story is currently executive vice president and chief financial officer of Manhattan Associates, Inc. (NASDAQ: MANH), a leading supply chain commerce solutions provider. Story brings to Benefitfocus strategic and financial leadership experience in both the public and private sectors of the financial services and logistics industries.

“We’re excited for Dennis to join the executive team as demand continues to increase for the Benefitfocus Platform.” said Benefitfocus Chief Executive Officer, Shawn Jenkins. “His extensive financial expertise and leadership will be an excellent addition to the team as we continue to scale our platform.”

Story has been with Manhattan Associates since March of 2006, during which time revenue grew to over $500 million annually with improving profitability. He was previously senior vice president of finance for global payment processing company Certegy until its merger with Fidelity National Information Services, Inc. Prior to Certegy, Story held the CFO role at NewRoads, Inc., a privately held provider of outsourced solutions for fulfillment and customer care, and also previously served as a senior vice president with Equifax. Story began his career at Coopers & Lybrand. He holds a bachelor’s degree in accounting from Kennesaw State University where he serves as a foundation board trustee.

“I’m delighted to join Benefitfocus at such an exciting time of tremendous growth and opportunity,” said Story. “During my career, I’ve been a part of great teams responsible for building flexible software platforms that can improve business performance at scale. I see a similar opportunity in the Benefitfocus Platform, and I’m eager to start.”

Story succeeds Milt Alpern who retired March 31, 2016 and will continue to advise the company on a consulting basis until March 2017.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) provides a leading cloud-based benefits management platform that simplifies how organizations and individuals shop for, enroll in, manage and exchange benefits. Every day leading employers, insurance companies and millions of consumers rely on our platform to manage, scale and exchange benefits data seamlessly. In an increasingly complex benefits landscape, we bring order to chaos so our clients and their employees have access to better information, make better decisions and lead better lives. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the need to innovate and provide useful products and services; changes in government regulations; the immature and volatile nature of the market for our products and services and other factors that could impact our anticipated growth; management of growth; fluctuations in our financial results; general economic risks; reliance on key personnel; our ability to compete effectively; our ability to maintain our culture and recruit and retain qualified personnel; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our investor relations department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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